UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2020

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2020, The Endurance International Group, Inc. (“Endurance”), a subsidiary of Endurance International Group Holdings, Inc., entered into a cPanel Partner NOC Agreement (the “Agreement”) with cPanel, L.L.C. (“cPanel”). The Agreement will replace the cPanel Partner NOC Agreement dated as of January 1, 2014 by and between cPanel and Endurance, as amended by Amendment No. 1 to Partner NOC Agreement dated March 14, 2014, Amendment to Amendment No. 1 to Partner NOC Agreement dated October 1, 2015, and Second Amendment to Partner NOC Agreement dated December 31, 2017, which will terminate on January 1, 2021. Under the Agreement, which has an effective date of January 1, 2021, Endurance will continue to license cPanel’s hosting control panel software for use by hosting customers of certain Endurance web presence brands, including Bluehost and HostGator.

The Agreement provides that Endurance will pay cPanel’s standard Partner NOC pricing for the licensed software. cPanel may modify this pricing from time to time with advance notice to Endurance. The Agreement has an initial term of one year and automatically renews for subsequent one-year terms thereafter. Both parties have the right to terminate the Agreement for convenience. If the Agreement is terminated for convenience by cPanel, the termination will take effect upon the expiration of all monthly licenses maintained by Endurance that are still in effect thirty days after cPanel’s notice of termination. If the Agreement is terminated for convenience by Endurance, the termination will take effect sixty days after the date of Endurance’s notice of termination. Both parties may also terminate the Agreement within up to 30 days in the event of the other party’s uncured breach of the Agreement. cPanel may also immediately terminate the Agreement, or suspend or disable the access of Endurance and/or its customers to the cPanel licensed software, in other specified circumstances, including if Endurance engages in any conduct disparaging to cPanel, breaches any material representation or warranty in the Agreement, or breaches other terms and conditions of the Agreement or any other agreement between cPanel and Endurance.

The foregoing description of the Agreement is a summary only and is qualified in all respects by the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	cPanel Partner NOC Agreement dated November 15, 2020 between The Endurance International Group, Inc. and cPanel, L.L.C.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
Date: November 19, 2020
/s/ Marc Montagner
(Signature)
	Name:	Marc Montagner
	Title:	Chief Financial Officer